Exhibit 10.30

AMENDMENT NO. 1

TO THE

NACCO INDUSTRIES, INC.

EXECUTIVE EXCESS RETIREMENT PLAN

(EFFECTIVE SEPTEMBER 28, 2012)

NACCO Industries, Inc. (the “Company”) does hereby adopt this Amendment No. 1 to the NACCO Industries, Inc. Executive Excess Retirement Plan (Effective September 28, 2012) (the “Plan”) to be effective as of, and contingent upon, the “Spin-Off Date,” as such term is defined in the 2017 Separation Agreement between NACCO Industries, Inc. and Hamilton Beach Brands Holding Company (the “Effective Date”). Words used herein with initial capital letters which are defined in the Plan are used herein as so defined.

1. Section 3.4 of the Plan is hereby amended in its entirety to read as follows:

“Section 3.4 Transitional Benefits. The Company shall credit to a Sub-Account (the “Transitional Sub-Account”) established for the Participant an amount equal to $25,140 (the “Transitional Benefit”) on December 31, 2012 and on each following December 31st; provided, however, that the Participant remains employed by the Company on each such date. Notwithstanding the foregoing, for the calendar year in which the Participant retires from employment with the Company, the Participant shall receive a pro-rated amount of the Transitional Benefit credited to his Transitional Sub-Account. The pro-rated amount shall be determined by multiplying $25,140 by a fraction, the numerator of which is the number of months in the year in which the Participant was employed as the Chief Executive Officer of the Company and the denominator of which is 12.”

EXECUTED this      day of                     , 2017.

NACCO INDUSTRIES, INC.

By:
Title: